                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-100346

                                  $750,000,000

                      KINDER MORGAN ENERGY PARTNERS, L.P.
                               OFFER TO EXCHANGE
                      5.35% EXCHANGE SENIOR NOTES DUE 2007
            FOR ANY AND ALL OUTSTANDING 5.35% SENIOR NOTES DUE 2007
                                      AND
                               OFFER TO EXCHANGE
                      7.30% EXCHANGE SENIOR NOTES DUE 2033
            FOR ANY AND ALL OUTSTANDING 7.30% SENIOR NOTES DUE 2033

    This prospectus, and accompanying letters of transmittal, relate to our proposed exchange offers. In one exchange offer, we are offering to exchange up to $250,000,000 aggregate principal amount of new 5.35% senior notes due 2007, which we call the 5.35% exchange notes and which will be freely transferable, for any and all outstanding 5.35% senior notes due 2007, which we call the original 5.35% notes, previously issued in a private offering and which have certain transfer restrictions. In the other exchange offer, we are offering to exchange up to $500,000,000 aggregate principal amount of new 7.30% senior notes due 2033, which we call the 7.30% exchange notes and which will be freely transferable, for any and all outstanding 7.30% senior notes due 2033, which we call the original 7.30% notes, previously issued in private offerings and which have certain transfer restrictions.

    In this prospectus we sometimes refer to the original 5.35% notes and the original 7.30% notes collectively as the original notes, the 5.35% exchange notes and the 7.30% exchange notes collectively as the exchange notes and the exchange notes and the original notes collectively as the notes.

    - Each exchange offer expires at 5:00 p.m., New York City time, on November 18, 2002, unless extended.

    - The terms of each series of exchange notes are substantially identical to the terms of the original notes of the same series, except that the exchange notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

    - All original notes of each series that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of original notes of each series may be withdrawn at any time prior to expiration of the exchange offer relating to that series of original notes.

    - We will not receive any proceeds from the exchange offers.

    - The exchange of original notes for exchange notes of the same series will not be a taxable event for United States federal income tax purposes.

    - Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offers.

    - Original notes not exchanged in the exchange offers will remain outstanding and be entitled to the benefits of the indenture, but except under certain circumstances, will have no further exchange or registration rights under the registration rights agreements discussed in this prospectus.

                               ------------------

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFERS.
                               ------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letters of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

                               ------------------

                The date of this prospectus is October 18, 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................     1
Risk Factors................................................     6
The Exchange Offers.........................................     9
Use of Proceeds.............................................    20
Summary Historical Financial Data...........................    21
Consolidated Ratios of Earnings to Fixed Charges............    23
Capitalization..............................................    24
Description of Notes........................................    25
Book-Entry, Delivery and Form...............................    34
Material Federal Income Tax Considerations..................    36
Validity of the Exchange Notes..............................    41
Experts.....................................................    41
Where You Can Find More Information.........................    42
Information Regarding Forward-Looking Statements............    43
Annex A -- Letter of Transmittal for 5.35% Notes............   A-1
Annex B -- Letter of Transmittal for 7.30% Notes............   B-1

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                                    SUMMARY

     This summary highlights information appearing in other sections of this prospectus. It may not contain all of the information that is important to you. This prospectus includes or incorporates by reference information about the notes, the exchange offers, our business and our financial and operating data, and certain financial information about our general partner. Before making an investment decision, we encourage you to read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the footnotes to those statements, which are incorporated by reference in this prospectus.

                      KINDER MORGAN ENERGY PARTNERS, L.P.

BUSINESS DESCRIPTION

     We are a limited partnership, formed in Delaware in August 1992, with our common units traded on the NYSE under the symbol "KMP." We are the largest publicly-traded pipeline limited partnership in the United States in terms of market capitalization and the largest independent refined petroleum products pipeline system in the United States in terms of volumes delivered. Since February 1997, our operations have experienced significant growth, and our net income has increased from $17.7 million, for the year ending December 31, 1997, to $442.3 million, for the year ending December 31, 2001. Our operations are grouped into the following business segments:

     - Products Pipelines: Delivers gasoline, diesel fuel, jet fuel and natural gas liquids to various markets on over 10,000 miles of products pipelines and over 32 associated terminals;

     - Natural Gas Pipelines: Transports, stores and sells natural gas and has over 13,000 miles of natural gas transmission pipelines;

     - CO(2) Pipelines: Transports by pipeline and markets carbon dioxide, commonly called CO(2), to oil fields which use CO(2) to increase production of oil, and owns interests in four oil fields in West Texas; and

     - Terminals: Composed of 44 owned or operated liquid and bulk terminal facilities, including 11 terminals that handle refined petroleum products, chemicals, and other liquid products, four terminals that handle coal, eight terminals that handle petroleum coke and 21 bulk terminal facilities that handle various other bulk products.

BUSINESS STRATEGY

     Our objective is to grow by:

     - providing, for a fee, transportation, storage and handling services which are core to the energy infrastructure of growing markets;

     - increasing utilization of assets while controlling costs;

     - leveraging economies of scale from incremental acquisitions; and

     - maximizing the benefits of our financial structure.

     We primarily transport and/or handle products for a fee and generally are not engaged in the unmatched purchase and resale of commodity products. As a result, we do not face significant risks relating directly to movements in commodity prices.

     Generally, as utilization of our pipelines and terminals increases, our fee-based revenues increase. Increases in utilization are principally driven by increases in demand for gasoline, jet fuel, natural gas and other energy products transported and handled by us. Increases in demand for these products are generally driven by demographic growth in markets we serve, including the rapidly growing western and southeastern United States.

RECENT DEVELOPMENTS

     On February 28, 2002, we closed the acquisition of Tejas Gas, LLC, a wholly owned subsidiary of InterGen (North America), Inc., for approximately $750 million. Tejas Gas, LLC owns a 3,400 mile intrastate natural gas pipeline system with 16 compressor stations, two natural gas storage facilities with approximately 3.5 billion cubic feet per day of working gas capacity and three natural gas processing treating facilities.

     On July 17, 2002, we reported net income for the quarter ended June 30, 2002 of $144.5 million, an increase of 39% over the net income of $104.2 million in the second quarter of 2001. Further, we reported net income for the six months ended June 30, 2002 of $286.0 million, an increase of 39% over the net income of $205.9 million for the first six months of 2001. We also announced an increase in our cash distribution to $0.61 per common unit for the second quarter of 2002 from $0.59 for the first quarter of 2002.

     Kinder Morgan Management, LLC is a limited partner in us and, pursuant to a delegation of control agreement, manages and controls our business and affairs, and the business and affairs of our operating limited partnerships and subsidiaries. On August 6, 2002, Kinder Morgan Management closed the public offering of 12,478,900 of its shares (including over-allotment shares) for net proceeds of approximately $328.6 million. It used all of the net proceeds from that offering to purchase from us equity securities which we call i-units. We, in turn, used all of the net proceeds from the sale of i-units to Kinder Morgan Management to reduce short-term debt incurred principally to finance acquisitions and expansion projects undertaken since the middle of 2001.

OFFICES

     The address of our principal executive offices is One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

                              THE EXCHANGE OFFERS

Registration Rights
Agreement.....................   We sold $250 million in aggregate principal
                                 amount of original 5.35% notes and $500 million in aggregate principal amount of original 7.30% notes to qualified institutional buyers as defined in Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act through Salomon Smith Barney Inc., J.P. Morgan
                                 Securities Inc., Wachovia Securities, Inc., RBC
                                 Dominion Securities Corporation, SunTrust
                                 Capital Markets, Inc., Banc One Capital
                                 Markets, Inc. and Credit Lyonnais Securities
                                 (USA) Inc., as initial purchasers. The initial purchasers and we entered into registration rights agreements which grant the holders of the original notes certain exchange and registration rights. The exchange offers made hereby are intended to satisfy such exchange rights.

The Exchange Offers...........   $1,000 principal amount of 5.35% exchange notes
                                 in exchange for each $1,000 principal amount of original 5.35% notes and $1,000 principal amount of 7.30% exchange notes in exchange for each $1,000 principal amount of original 7.30% notes. As of the date hereof, $750 million aggregate principal amount of the original notes are outstanding. We will issue each series of exchange notes to holders on the earliest practicable date following the applicable Expiration Date.

Resales of the Exchange
Notes.........................   Based on an interpretation by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the exchange notes issued pursuant to the exchange offers may be offered for resale, resold and otherwise transferred by a holder thereof, other than any such holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the
                                 Securities Act, provided that such exchange notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes.

                                 Each broker-dealer that receives exchange notes pursuant to an exchange offer in exchange for original notes of that series that such broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than original notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 If we receive certain notices in a letter of transmittal, this prospectus, as it may be amended or supplemented from time to time, may be used for the appropriate time period by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us. We have agreed that, if we receive certain notices in a letter of transmittal, we will make this prospectus available to any such broker-dealer for use in connection with any such resale.

                                 Each letter of transmittal requires
                                 broker-dealers tendering original notes in an exchange offer to indicate whether such broker-dealer acquired the original notes for its own account as a result of market-making activities or other trading activities, other than original notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the original notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the registration statement past the consummation of the exchange offer or to allow the use of this prospectus for such resales. See "The Exchange Offers -- Registration Rights" and "-- Resale of the Exchange Notes; Plan of Distribution."

Expiration Date...............   Each exchange offer expires at 5:00 p.m., New
                                 York City time, on November 18, 2002, unless we extend an exchange offer in our sole discretion, in which case the term "Expiration
                                 Date" means the latest date and time to which that exchange offer is extended.

Conditions to the Exchange
Offers........................   Each exchange offer is subject to certain
                                 conditions which we may waive. See "The
                                 Exchange Offers -- Conditions to the Exchange
                                 Offers."

Procedures for Tendering the
Original Notes................   Each holder of original notes wishing to accept
                                 an exchange offer must complete, sign and date the accompanying applicable letter of transmittal in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver such letter of transmittal together with the original notes and any other required documentation to the exchange agent identified below under "Exchange Agent" at the address set forth in this prospectus. By executing a letter of transmittal, a holder will make certain representations to us. See "The Exchange
                                 Offers -- Registration Rights" and
                                 "-- Procedures for Tendering Original Notes."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose original notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such beneficial owner's behalf. See "The Exchange Offers --
                                 Procedures for Tendering Original Notes."

Guaranteed Delivery
Procedures....................   Holders of original notes who wish to tender
                                 their original notes when those securities are not immediately available or who cannot deliver their original notes, the applicable letter of transmittal or any other documents required by that letter of transmittal to the exchange agent prior to the Expiration Date must tender their original notes according to the guaranteed delivery procedures set forth in "The Exchange Offers -- Procedures for
                                 Tendering Original Notes -- Guaranteed
                                 Delivery."

Withdrawal Rights.............   Tenders of original notes pursuant to an
                                 exchange offer may be withdrawn at any time prior to the Expiration Date for that exchange offer.

Acceptance of Original Notes
and Delivery of Exchange
Notes.........................   We will accept for exchange any and all
                                 original notes that are properly tendered in the applicable exchange offer, and not withdrawn, prior to that exchange offer's
                                 Expiration Date. The exchange notes issued pursuant to an exchange offer will be issued on the earliest practicable date following our acceptance for exchange of original notes of that series. See "The Exchange Offers -- Terms of the Exchange Offers."

Exchange Agent................   Wachovia Bank, National Association is serving
                                 as exchange agent in connection with each exchange offer.

Federal Income Tax
Considerations................   We have received an opinion of counsel advising
                                 that the exchange of original notes for
                                 exchange notes of the same series pursuant to an exchange offer will not be treated as a taxable exchange for federal income tax purposes. See "Material Federal Income Tax
                                 Considerations."

                                  RISK FACTORS

     You should carefully consider the risks described below, in addition to other information contained or incorporated by reference in this prospectus. Realization of any of the following risks could have a material adverse effect on our business, financial condition, cash flows and results of operations.

     PENDING FEDERAL ENERGY REGULATORY COMMISSION AND CALIFORNIA PUBLIC UTILITIES COMMISSION PROCEEDINGS SEEK SUBSTANTIAL REFUNDS AND REDUCTIONS IN TARIFF RATES ON SOME OF OUR PIPELINES. IF THE PROCEEDINGS ARE DETERMINED ADVERSELY, THEY COULD HAVE A MATERIAL ADVERSE IMPACT ON US. Regulators and shippers on our pipelines have rights to challenge the rates we charge under certain circumstances prescribed by applicable regulations. In 1992, and from 1995 through 2001, some shippers on our pipelines filed complaints with the Federal Energy Regulatory Commission and California Public Utilities Commission that seek substantial refunds for alleged overcharges during the years in question and prospective reductions in the tariff rates on our Pacific operations' pipeline system.

     The FERC complaints, separately docketed in two different proceedings, predominantly attacked the interstate pipeline tariff rates of our Pacific operations' pipeline system, contending that the rates were not just and reasonable under the Interstate Commerce Act and should not be entitled to "grandfathered" status under the Energy Policy Act. Complaining shippers seek substantial reparations for alleged overcharges during the years in question and request prospective rate reductions on each of the challenged facilities. Hearings on the second of these two proceedings began in October 2001, and an initial decision by the administrative law judge is expected in the fourth quarter of 2002.

     The complaints filed before the California Public Utilities Commission challenge the rates charged for intrastate transportation of refined petroleum through the Pacific operations' pipeline system in California. After the California Public Utilities Commission dismissed these complaints and subsequently granted a limited rehearing on April 10, 2000, the complainants filed a new complaint with the California Public Utilities Commission asserting the intrastate rates were not just and reasonable.

     The Federal Energy Regulatory Commission complaints seek approximately $137 million in tariff refunds and approximately $22 million in prospective annual tariff reductions. The California Public Utilities Commission complaint seeks approximately $20 million in tariff refunds and approximately $12 million in prospective annual tariff reductions. Amounts, if any, ultimately owed will be impacted by the passage of time and the application of interest. Decisions regarding these complaints could negatively impact our cash flow. Additional challenges to tariff rates could be filed with the Federal Energy Regulatory Commission and California Public Utilities Commission in the future.

     PROPOSED RULEMAKING BY THE FEDERAL ENERGY REGULATORY COMMISSION OR OTHER REGULATORY AGENCIES HAVING JURISDICTION COULD ADVERSELY IMPACT OUR INCOME AND OPERATIONS. For example, on September 27, 2001, FERC issued a Notice of Proposed Rulemaking in Docket No. RM01-10. The proposed rule would expand FERC's current standards of conduct to include a regulated transmission provider and all of its energy affiliates. It is not known whether FERC will issue a final rule in this docket and, if it does, whether as a result we could incur increased costs and increased difficulty in our operations. Generally speaking, new regulations or different interpretations of existing regulations applicable to our assets could have a negative impact on our business, financial condition and results of operations.

     OUR RAPID GROWTH MAY CAUSE DIFFICULTIES INTEGRATING NEW OPERATIONS. As discussed above, part of our business strategy includes acquiring additional businesses that will allow us to increase distributions to our common unitholders. Unexpected costs or challenges may arise whenever businesses with different operations and management are combined. Successful business combinations require management and other personnel to devote significant amounts of time to integrating the acquired business with existing operations. These efforts may temporarily distract their attention from day-to-day business, the development or acquisition of new properties and other business opportunities. In addition, the management of the acquired business often will not join our management team. The change in management may make it more difficult to integrate an acquired business with our existing operations.

     OUR ACQUISITION STRATEGY REQUIRES ACCESS TO NEW CAPITAL. TIGHTENED CREDIT MARKETS OR MORE EXPENSIVE CAPITAL WOULD IMPAIR OUR ABILITY TO GROW. Part of our business strategy includes acquiring additional businesses that will allow us to increase distributions to our common unitholders. During the period from December 31, 1996 to December 31, 2001, we made a significant number of acquisitions that increased our asset base over 22 times and increased our net income over 37 times. We regularly consider and enter into discussions regarding potential acquisitions and are currently contemplating potential acquisitions. These transactions can be effected quickly, may occur at any time and may be significant in size relative to our existing assets and operations. We may need new capital to finance these acquisitions. Limitations on our access to capital will impair our ability to execute this strategy. We normally fund acquisitions with short term debt and repay such debt through equity and debt offerings. An inability to access the capital markets may result in a substantial increase in our leverage and have a detrimental impact on our credit profile.

     ENVIRONMENTAL REGULATION COULD RESULT IN INCREASED OPERATING AND CAPITAL COSTS FOR US. Our business operations are subject to federal, state and local laws and regulations relating to environmental protection. If an accidental leak or spill of liquid petroleum products or chemicals occurs from our pipelines or at our storage facilities, we may have to pay a significant amount to clean up the leak or spill or pay for government penalties, liability to government agencies for natural resource damage, personal injury or property damage to private parties or significant business interruption. The resulting costs and liabilities could negatively affect our level of cash flow. In addition, emission controls required under the Federal Clean Air Act and other similar federal and state laws could require significant capital expenditures at our facilities. The impact of Environmental Protection Agency standards or future environmental measures on us could increase our costs significantly if environmental laws and regulations become stricter. Since the costs of environmental regulation are already significant, additional regulation could negatively affect our business.

     COMPETITION COULD ULTIMATELY LEAD TO LOWER LEVELS OF PROFITS AND LOWER CASH FLOW. We face competition from other pipelines and terminals in the same markets as our assets, as well as from other means of transporting and storing energy products.

     WE DO NOT OWN APPROXIMATELY 97.5% OF THE LAND ON WHICH OUR PIPELINES ARE CONSTRUCTED AND WE ARE SUBJECT TO THE POSSIBILITY OF INCREASED COSTS TO RETAIN NECESSARY LAND USE. We obtain the right to construct and operate the pipelines on other people's land for a period of time. If we were to lose these rights, our business could be affected negatively.

     Southern Pacific Transportation Company has allowed us to construct and operate a significant portion of our Pacific operations' pipeline system under their railroad tracks. Southern Pacific Transportation Company and its predecessors were given the right to construct their railroad tracks under federal statutes enacted in 1871 and 1875. The 1871 statute was thought to be an outright grant of ownership that would continue until the land ceased to be used for railroad purposes. Two United States Circuit Courts, however, ruled in 1979 and 1980 that railroad rights-of-way granted under laws similar to the 1871 statute provide only the right to use the surface of the land for railroad purposes without any right to the underground portion. If a court were to rule that the 1871 statute does not permit the use of the underground portion for the operation of a pipeline, we may be required to obtain permission from the landowners in order to continue to maintain the pipelines. Approximately 10% of our pipeline assets are located in the ground underneath railroad rights-of-way.

     Whether we have the power of eminent domain for our pipelines varies from state to state depending upon the type of pipeline -- petroleum liquids, natural gas or carbon dioxide -- and the laws of the particular state. Our inability to exercise the power of eminent domain could negatively affect our business if we were to lose the right to use or occupy the property on which our pipelines are located.

     OUR DEBT INSTRUMENTS MAY LIMIT OUR FINANCIAL FLEXIBILITY AND INCREASE OUR FINANCING COSTS. The instruments governing our debt contain restrictive covenants that may prevent us from engaging in certain transactions that we deem beneficial and that may be beneficial to us. The agreements governing our debt generally require us to comply with various affirmative and negative covenants, including the maintenance of certain financial ratios and restrictions on:

     - incurring additional debt;

     - entering into mergers, consolidations and sales of assets;

     - granting liens; and

     - entering into sale-leaseback transactions.

     The instruments governing any future debt may contain similar restrictions.

     THERE IS NO PUBLIC MARKET FOR THE NOTES AND YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE NOTES WILL DEVELOP. The original notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the original notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. There can be no assurance, even following registration or exchange of the original notes for exchange notes, that an active trading market for the original notes or the exchange notes will exist. At the time of the private placement of the original notes, the initial purchasers advised us that they intended to make a market in the original notes and, if issued, the exchange notes. However, the initial purchasers are not obligated to make a market in the original notes or the exchange notes, and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. No assurance can be given as to the liquidity of or trading market for the original notes or the exchange notes.

     The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors.

     THE MARKET VALUE OF YOUR ORIGINAL NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES OR FAIL TO PROPERLY TENDER YOUR ORIGINAL NOTES FOR EXCHANGE.

     CONSEQUENCES OF FAILURE TO EXCHANGE. To the extent that original notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for original notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the original notes not tendered for exchange. The extent of the market and the availability of price quotations for original notes will depend upon a number of factors, including the number of holders of original notes remaining at such time and the interest in maintaining a market in such original notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, called the "float," may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of original notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the original notes that are not exchanged more volatile.

     CONSEQUENCES OF FAILURE TO PROPERLY TENDER. Issuance of the exchange notes in exchange for the original notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offers -- Conditions to the Exchange Offers" and only after timely receipt by the exchange agent of such original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. Original notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offer, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to such original notes.

                              THE EXCHANGE OFFERS

REGISTRATION RIGHTS

     At the closings of the offerings of each series of original notes, we entered into registration rights agreements with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the original notes, at our cost,

     - within 120 days after the date of the original issuance of the original notes, to file an exchange offer registration statement with the SEC with respect to the exchange offers for the exchange notes, and

     - to use our reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 210 days after the date of original issuance of the original notes.

     Upon the exchange offer registration statement being declared effective, we agreed to offer the exchange notes of each series in exchange for surrender of the original notes of each series. We agreed to keep the exchange offers open for not less than 30 days, or longer if required by applicable law.

     For each original note surrendered to us pursuant to its exchange offer, the holder of such original note will receive an exchange note of the same series having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note surrendered in exchange therefor or, if no interest has been paid on such original note, from the date of its original issue. The registration rights agreements also provide an agreement to include in the prospectus for the exchange offers certain information necessary to allow a broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than original notes acquired directly from us or one of our affiliates) to exchange such original notes pursuant to the exchange offers and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offers. We agreed to maintain the effectiveness of the registration statement for these purposes for 120 days after the consummation of the exchange offers.

     The preceding agreement is needed because any broker-dealer who acquires original notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the exchange notes pursuant to the exchange offers made pursuant to this prospectus and the resale of exchange notes received in an exchange offer by any broker-dealer who held original notes of the same series acquired for its own account as a result of market-making activities or other trading activities other than original notes acquired directly from us or one of our affiliates.

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes will in general be freely tradeable after the exchange offers without further registration under the Securities Act. However, any purchaser of original notes who is an "affiliate" of ours or who intends to participate in an exchange offer for the purpose of distributing the related exchange notes

     - will not be able to rely on the interpretation of the staff of the SEC,

     - will not be able to tender its original notes in the applicable exchange offer, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the original notes, other than certain specified holders, who wishes to exchange original notes for exchange notes of the same series in an exchange offer will be required to make certain representations, including that

     - it is not an affiliate of ours,

     - any exchange notes to be received by it were acquired in the ordinary course of its business, and

     - at the time of commencement of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, or if for any other reason the exchange offers are not consummated within 210 days of the date of issuance and sale of the original notes, or the exchange offers are not available to any initial purchasers based upon an opinion of counsel, we will, at our cost,

     - as promptly as practicable, file a shelf registration statement (which may be an amendment of the registration statement of which this prospectus is a part) covering resales of the original notes,

     - use all reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

     - use all reasonable efforts to keep effective the shelf registration statement until two years after the date of original issuance of the original notes, or, if Rule 144(k) under the Securities Act is amended to provide a shorter restricted period, such shorter period, or until all original notes have been sold.

     We will, in the event of the filing of a shelf registration statement, provide to each holder of the original notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the original notes has become effective, and take certain other actions as are required to permit unrestricted resales of the original notes. A holder of original notes that sells such original notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such holder, including certain indemnification obligations. In addition, each holder of the original notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreements in order to have their original notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

     We will pay liquidated damages on the original notes upon the occurrence of any of the following events:

     - if the exchange offer registration statement or shelf registration statement is not filed within 120 days following the date of original issuance of the original notes, then commencing on the 121st day after the date of original issuance of the original notes, liquidated damages shall accrue on the original notes over and above the otherwise applicable interest rate at a rate of .25% per year;

     - if an exchange offer registration statement or a shelf registration statement is filed and is not declared effective within 210 days following the date of original issuance of the original notes, then commencing on the 211th day after the date of original issuance of the original notes, liquidated damages shall accrue on the original notes over and above the otherwise applicable interest rate at a rate of .25% per year; or

     - if either:

          (A) we have not issued exchange notes for all original notes validly tendered in accordance with the terms of the exchange offer on or prior to 45 business days after the date on which the exchange offer registration statement was declared effective; or

          (B) the shelf registration statement has been declared effective but such shelf registration statement ceases to be effective at any time:

             (1) prior to the expiration of the second anniversary of the date of original issuance of the original notes, or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period, and

             (2) while any registrable securities are outstanding, then liquidated damages shall accrue on the original notes over and above the otherwise applicable interest rate at a rate of .25% per year commencing on the 46th business day after such effective date, in the case of (A) above, or the day such shelf registration statement ceases to be effective, in the case of (B) above.

     The foregoing circumstances under which we may be required to pay liquidated damages are not cumulative. In no event will the liquidated damages rate on the original notes exceed .25% per year. Further, any liquidated damages will cease to accrue when all of the events described above have been cured or upon the expiration of the second anniversary of the date of original issuance of the original notes, or, if Rule 144(k) is amended to provide a shorter restrictive period, the shorter period. For purposes of clarifying the foregoing provisions, the registration rights agreements state that liquidated damages shall not accrue at any time that there are no registrable securities outstanding. The receipt of liquidated damages will be the sole monetary remedy available to a holder if we fail to meet these obligations.

     This summary of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

     Except as set forth above, after consummation of an exchange offer, holders of original notes which are the subject of an exchange offer have no registration or exchange rights under the registration rights agreements. See "-- Consequences of Failure to Exchange," and "-- Resale of the Exchange Notes; Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The original notes which are not exchanged for exchange notes of the same series pursuant to an exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions transfer. Accordingly, such original notes may only be resold

          (1) to us, upon redemption thereof or otherwise,

          (2) so long as the original notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

          (3) in an offshore transaction in accordance with Regulation S under the Securities Act,

          (4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

          (5) in reliance on another exemption from the registration requirements of the Securities Act, or

          (6) pursuant to an effective registration statement under the Securities Act.

     In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

     To the extent original notes are tendered and accepted in the exchange offers, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market for those original notes. Accordingly, the liquidity of the market of the original notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

TERMS OF THE EXCHANGE OFFERS

     Upon the terms and subject to the conditions set forth in this prospectus and in the respective letters of transmittal, copies of which are attached to this prospectus as Annex A and Annex B, respectively, we will accept any and all original notes validly tendered and not withdrawn prior to the applicable Expiration Date. We will issue $1,000 principal amount of 5.35% exchange notes in exchange for each $1,000 principal amount of original 5.35% notes accepted in the exchange offer, and we will issue $1,000 principal amount of 7.30% exchange notes in exchange for each $1,000 principal amount of original 7.30% notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the respective exchange offer. However, original notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the 5.35% exchange notes and the 7.30% exchange notes are the same as the form and terms of the original 5.35% notes and the original 7.30% notes, respectively, except that

     - the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     - except as otherwise described above, holders of the exchange notes will not be entitled to the rights of holders of original notes under the registration rights agreements.

     The exchange notes will evidence the same debt as the original notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

     Solely for reasons of administration and for no other purpose, we have fixed the close of business on October 18, 2002 as the record date for the exchange offers for purposes of determining the persons to whom this prospectus and the letter of transmittal designated for such notes will be mailed initially. Only a registered holder of original notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in an exchange offer. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the relevant exchange offer.

     Holders of the original notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered pursuant to the exchange offers will be issued on the earliest practicable date following the acceptance for exchange of original notes by us.

     If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of the original notes as promptly as practicable after the applicable Expiration Date.

     Holders who tender original notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal designated for such original notes, transfer taxes with respect to the exchange of the original notes pursuant to the exchange offers. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. See
"-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to each exchange offer shall mean 5:00 p.m., New York City time, on November 18, 2002, unless we, in our sole discretion, extend an exchange offer, in which case the term "Expiration Date" shall mean the latest date and time to which that exchange offer is extended.

     In order to extend an exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of that exchange offer.

     We reserve the right, in our sole discretion,

     - to delay accepting any original notes,

     - to extend either or both exchange offers,

     - if any of the conditions set forth below under "-- Conditions to the Exchange Offers" have not been satisfied, to terminate either or both exchange offers, or

     -  to amend the terms of an exchange offer in any manner.

     We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

     Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If an exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes. That exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of these exchange offers, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release of the announcement to the Dow Jones News Service.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     Tenders of Original Notes. The tender by a holder of original notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer applicable to such notes. Our acceptance for exchange of original notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer applicable to such original notes. Only holders are authorized to tender their original notes. The procedures by which original notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the original notes are held.

     DTC has authorized DTC participants that are beneficial owners of original notes through DTC to tender their original notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the applicable letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC

Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

     Tender of Original Notes Held in Physical Form. To tender effectively original notes held in physical form pursuant to an exchange offer

     - a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered original notes must be received by the exchange agent at such address (or delivery effected through the deposit of original notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date of that exchange offer, or

     - the tendering holder must comply with the guaranteed delivery procedures set forth below.

     LETTERS OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND SHOULD NOT BE SENT TO US.

     Tender of Original Notes Held Through a Custodian. To tender effectively original notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the original notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's original notes to effect the tender.

     Tender of Original Notes Held Through DTC. To tender effectively original notes that are held through DTC, DTC participants should either

     - properly complete and duly execute the letter of transmittal applicable to such notes (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

     - transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

     Delivery of tendering original notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING ORIGINAL NOTES AND DELIVERING LETTERS OF TRANSMITTAL. EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE APPLICABLE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     Except as provided below, unless the original notes being tendered are deposited with the exchange agent on or prior to the applicable Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of exchange notes for original notes of the same series will be made only against deposit of the tendered original notes and delivery of all other required documents.

     Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the original notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of original notes may be effected through book-entry at DTC, the applicable letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the applicable Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the original notes and that such participant has received the applicable letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

     Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the original notes tendered thereby are tendered

     - by a registered holder of original notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an Eligible Institution.

See Instruction 1 of the letters of transmittal. If the original notes are registered in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letters of transmittal.

     Guaranteed Delivery. If a holder desires to tender original notes pursuant to an exchange offer and time will not permit the applicable letter of transmittal, certificates representing such original notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date of that exchange offer, such original notes may nevertheless be tendered if all three of the following conditions are satisfied:

     - the tender is made by or through an Eligible Institution;

     - a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us, or an Agent's Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

     - the certificates for the tendered original notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such original notes into the exchange agent's account at DTC as described above), together with the applicable letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted Agent's Message, are received by the exchange agent within two business days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, delivery of exchange notes by the exchange agent for original notes of the same series tendered and accepted for exchange pursuant to an exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such original notes (or Book-Entry Confirmation of the transfer of such original notes into the exchange agent's account at DTC as described above), and the applicable letter of transmittal (or facsimile thereof) with respect to such original notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offers (including the instructions in the letters of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will either be

     - returned by the exchange agent to the tendering holders, or

     - in the case of original notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

     By tendering, each registered holder will represent to us that, among other things,

          (1) the exchange notes to be acquired by the holder and any beneficial owner(s) of the original notes in connection with the applicable exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

          (2) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes,

          (3) the holder and each beneficial owner acknowledge and agree that
     (x) any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the exchange notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under "-- Resale of the Exchange Notes; Plan of Distribution," and (y) any broker-dealer that receives exchange notes for its own account in exchange for original notes of the same series pursuant to the exchange offer must deliver a prospectus in connection with any resale of such exchange notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act,

          (4) neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

          (5) the holder and each beneficial owner understands that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes of the same series, where those original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "-- Resale of the Exchange Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus and the applicable letter of transmittal, tenders of original notes pursuant to an exchange offer may be withdrawn, unless therefore accepted for exchange as provided in the applicable exchange offer, at any time prior to the Expiration Date of that exchange offer.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to the Expiration Date of that exchange offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the original notes to be withdrawn,

     - identify the original notes to be withdrawn, including the certificate, number or numbers of the particular certificates evidencing the original notes (unless such original notes were tendered by book-entry transfer), and aggregate principal amount of such original notes, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing such original notes.

     If original notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn original notes and must otherwise comply with such book-entry transfer facility's procedures.

     If the original notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of that exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered. Properly withdrawn original notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Original Notes" at any time prior to the Expiration Date of that exchange offer.

     Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the applicable exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the applicable letter of transmittal, as soon as practicable following the Expiration Date of that exchange offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFERS

     Neither exchange offer shall be subject to any conditions, other than that

     - the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939,

     - the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

     - no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to that exchange offer, which, in our judgment, might impair our ability to proceed with that exchange offer,

     - there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, or

     - there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

     If we determine in our sole discretion that any of the conditions to an exchange offer are not satisfied, we may

     - refuse to accept any original notes and return all tendered original notes to the tendering holders,

     - extend the exchange offer and retain all original notes tendered prior to the Expiration Date applicable to that exchange offer, subject, however, to the rights of holders to withdraw such original notes (see
       "-- Withdrawal of Tenders"), or

     - waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

     If such waiver constitutes a material change to the applicable exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend that exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if that exchange offer would otherwise expire during such five to 10 business day period.

EXCHANGE AGENT

     Wachovia Bank, National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offers. Questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal and requests for Notices of Guaranteed Delivery and other documents should be directed to the exchange agent addressed as follows:

                                    By Mail:
                      Wachovia Bank, National Association
                          Customer Information Center
                      Corporate Trust Operations -- NC1153
                     1525 West W.T. Harris Boulevard -- 3C3
                              Charlotte, NC 28288
                             Attention: Marsha Rice

                                 By Facsimile:
                                 (704) 590-7628

                                   Confirm by
                                   Telephone:
                                 (704) 590-7413

                                    By Hand:
                      Wachovia Bank, National Association
                          Customer Information Center
                      Corporate Trust Operations -- NC1153
                     1525 West W.T. Harris Boulevard -- 3C3
                            Charlotte, NC 28262-1153
                             Attention: Marsha Rice

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the partnership, the general partner and its delegate.

     No dealer-manager has been retained in connection with the exchange offers and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offers. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     We estimate that our out of pocket expenses for the exchange offers will be approximately $200,000. Such expenses include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offers. If, however, a transfer tax is imposed for any reason other than the exchange of the original Notes pursuant to the applicable exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the carrying value of the original notes of the same series and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offers will be amortized over the term of the applicable exchange notes.

RESALE OF THE EXCHANGE NOTES; PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes of the same series where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until January 16, 2003 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions

     - in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the exchange notes or a combination of such methods of resale,

     - at market prices prevailing at the time of resale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

     Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the notes approved in writing by the holders of a majority in aggregate principal amount of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) required to use this prospectus in connection with their resale of exchange notes as described above against certain liabilities, including civil liabilities under the Securities Act.

                                USE OF PROCEEDS

     The exchange offers are intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange original notes of the same series in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus under "The Exchange
Offers -- Terms of the Exchange Offers." The original notes surrendered in exchange for the exchange notes of the same series will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following sets forth our summary financial data as presented in Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the SEC on February 20, 2002, and also includes unaudited data for June 30, 2002 and the six months ended June 30, 2002 and 2001. The following should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the related notes thereto incorporated by reference in this prospectus.

                                     SIX MONTHS ENDED
                                         JUNE 30,                             YEAR ENDED DECEMBER 31,
                                  -----------------------   ------------------------------------------------------------
                                   2002(1)      2001(2)      2001(3)      2000(4)      1999(5)      1998(6)       1997
                                  ----------   ----------   ----------   ----------   ----------   ----------   --------
INCOME AND CASH FLOW DATA:
Operating revenues..............  $1,894,001   $1,764,400   $2,946,676   $  816,442   $  428,749   $  322,617   $ 73,932
Gas purchases and other cost of
  sales.........................   1,160,569    1,128,052    1,657,689      124,641       16,241        5,860      7,154
Depreciation and amortization...      83,949       66,023      142,077       82,630       46,469       36,557     10,067
Other operating expense.........     311,280      293,378      583,082      293,610      178,632      139,531     32,480
                                  ----------   ----------   ----------   ----------   ----------   ----------   --------
Operating income................     338,203      276,947      563,828      315,561      187,407      140,669     24,231
Earnings from equity
  investments...................      47,568       42,350       84,834       71,603       42,918       25,732      5,724
Amortization of excess cost of
  equity investments............      (2,788)      (4,506)      (9,011)      (8,195)      (4,254)        (764)        --
Interest expense................     (83,772)     (97,714)    (175,930)     (97,102)     (54,336)     (40,856)   (12,605)
Interest income and other,
  net...........................      (3,777)      (3,406)      (5,005)      10,415       22,988       (5,992)      (353)
                                  ----------   ----------   ----------   ----------   ----------   ----------   --------
Income from continuing
  operations before income
  tax...........................     295,434      213,671      458,716      292,282      194,723      118,789     16,997
Income tax (provision)
  benefit.......................      (9,484)      (7,778)     (16,373)     (13,934)      (9,826)      (1,572)       740
                                  ----------   ----------   ----------   ----------   ----------   ----------   --------
Income from continuing
  operations....................     285,950      205,893      442,343      278,348      184,897      117,217     17,737
Extraordinary charge(7).........          --           --           --           --       (2,595)     (13,611)        --
                                  ----------   ----------   ----------   ----------   ----------   ----------   --------
Net income......................  $  285,950   $  205,893   $  442,343   $  278,348   $  182,302   $  103,606   $ 17,737
                                  ==========   ==========   ==========   ==========   ==========   ==========   ========
OTHER DATA:
EBITDA(8).......................  $  465,943   $  381,914   $  785,734   $  480,209   $  299,782   $  196,966   $ 39,669
Additions to property, plant and
  equipment.....................  $  187,290   $  109,190   $  295,088   $  125,523   $   82,725   $   38,407   $  6,884
BALANCE SHEET DATA (AT END OF
  PERIOD):
Net property, plant and
  equipment.....................  $5,982,816   $4,328,006   $5,082,612   $3,306,305   $2,578,313   $1,763,386   $244,967
Total assets....................  $7,905,947   $6,261,679   $6,732,666   $4,625,210   $3,228,738   $2,152,272   $312,906
Long-term debt..................  $2,997,410   $2,195,933   $2,231,574   $1,255,453   $  989,101   $  611,571   $146,824
Partners' capital...............  $3,080,046   $3,106,789   $3,159,034   $2,117,067   $1,774,798   $1,360,663   $150,224

---------------

(1) Includes results of operations for our additional 10% interest in the Cochin Pipeline System and our acquisitions of Laser Materials Services LLC and Tejas Gas, LLC since dates of acquisition. The additional interest in Cochin Pipeline System and Laser Materials Services LLC were effective as of January 1, 2002. The Tejas Gas LLC acquisition was effective January 31, 2002.

(2) Includes results of operations for the remaining 50% interest in the Colton Processing Facility, Kinder Morgan Texas Pipeline, L.P., Casper and Douglas gas gathering assets, 50% interest in Coyote Gas Treating, LLC, 25% interest in Thunder Creek Gas Services, LLC, Central Florida Pipeline LLC, Kinder Morgan Liquids Terminals LLC, Pinney Dock and Transport LLC, CALNEV Pipe Line LLC and the 34.8% interest in Cochin Pipeline System since dates of acquisition. The remaining interest in the Colton Processing Facility, Kinder Morgan Texas Pipeline, L.P., Casper and Douglas gas gathering assets and our interests in Coyote and Thunder Creek were acquired on December 31, 2000. Central Florida and Kinder Morgan Liquids Terminals LLC were acquired January 1, 2001. Pinney Dock was acquired March 1, 2001. CALNEV was acquired March 30, 2001. Our second investment in Cochin, representing a 2.3% interest was made on June 20, 2001.

(3) Includes results of operations for the remaining 50% interest in the Colton Processing Facility, Kinder Morgan Texas Pipeline, L.P., Casper and Douglas gas gathering assets, 50% interest in Coyote Gas Treating, LLC, 25% interest in Thunder Creek Gas Services, LLC, Central Florida Pipeline LLC, Kinder Morgan Liquids Terminals LLC, Pinney Dock & Transport LLC, CALNEV Pipe Line LLC, 34.8% interest in the Cochin Pipeline System, Vopak terminal LLCs, Boswell terminal assets, Stolt-Nielsen terminal assets and additional gasoline and gas plant interests since dates of acquisition. The remaining interest in the Colton Processing Facility, Kinder Morgan Texas Pipeline, L.P., Casper and Douglas gas gathering assets and our interests in Coyote and Thunder Creek were acquired on December 31, 2000. Central Florida and Kinder Morgan Liquids Terminals LLC were acquired January 1, 2001. Pinney Dock was acquired March 1, 2001. CALNEV was acquired March 30, 2001. Our second investment in Cochin, representing a 2.3% interest was made on June 20, 2001. Vopak terminal LLCs were acquired July 10, 2001. Boswell terminals were acquired August 31, 2001. Stolt-Nielsen terminals were acquired on November 8 and 29, 2001, and our additional interests in the Snyder Gasoline Plant and the Diamond M Gas Plant were acquired on November 14, 2001.

(4) Includes results of operations for Kinder Morgan Interstate Gas Transmission, LLC, 66 2/3% interest in Trailblazer Pipeline Company, 49% interest in Red Cedar, Milwaukee Bulk Terminals, Dakota Bulk Terminal, remaining 80% interest in Kinder Morgan CO2 Company, L.P., Devon Energy carbon dioxide properties, Kinder Morgan Transmix Company, LLC, a 32.5% interest in Cochin Pipeline System and Delta Terminal Services LLC since dates of acquisition. Kinder Morgan Interstate Gas Transmission, LLC, Trailblazer assets, and our 49% interest in Red Cedar were acquired on December 31, 1999. Milwaukee

    Bulk Terminals, Inc. and Dakota Bulk Terminal, Inc. were acquired on January 1, 2000. Kinder Morgan Transmix Company, LLC was acquired on October 25, 2000. Our 32.5% interest in Cochin was acquired on November 3, 2000, and Delta Terminal Services LLC was acquired on December 1, 2000.

(5) Includes results of operations for 51% interest in Plantation Pipe Line Company, Products Pipelines' initial transmix operations and 33 1/3% interest in Trailblazer Pipeline Company since dates of acquisition. Our second investment in Plantation, representing a 27% interest was made on June 16, 1999. The Products Pipelines' initial transmix operations were acquired on September 10, 1999, and our initial 33 1/3% investment in Trailblazer was made on November 30, 1999.

(6) Includes results of operations for Pacific operations' pipeline system, Kinder Morgan Bulk Terminals and 24% interest in Plantation Pipe Line Company since dates of acquisition. Kinder Morgan Bulk Terminals were acquired on July 1, 1998 and our 24% interest in Plantation Pipe Line Company was acquired on September 15, 1998.

(7) Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, which is required to be implemented for fiscal years beginning after May 15, 2002, will result in the reclassification to income from continuing operations of gains or losses on extinguishment of debt that were previously reported as extraordinary items.

(8) EBITDA has been computed by adjusting income from continuing operations as follows: (a) increased by the amounts of depreciation and amortization, amortization of excess cost of equity investments, interest expense and income tax provision and (b) reduced by the amount of income tax benefit. EBITDA is not a measure recognized by generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of income, performance, net cash provided by operations or liquidity prepared in accordance with generally accepted accounting principles. EBITDA as presented may not be comparable to other similarly titled financial measures of other companies.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in the following discussion as "SFAS 142." SFAS 142, which superceded Accounting Principles Board Opinion No. 17, Intangible Assets, addresses financial accounting and reporting for (1) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (2) goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is required to be applied starting with fiscal years beginning after December 15, 2001. As previously disclosed in our Form 10-Q for the period ended March 31, 2002 as filed with the SEC on May 10, 2002, we adopted SFAS 142 effective January 1, 2002.

     Had the provisions of SFAS 142 been in effect during the periods prior to January 1, 2002 presented above, goodwill amortization would have been eliminated, increasing net income and associated per unit amounts as follows:

                                                   SIX MONTHS
                                                 ENDED JUNE 30,                    YEAR ENDED DECEMBER 31,
                                               -------------------   ---------------------------------------------------
                                                 2002       2001       2001       2000       1999       1998      1997
                                               --------   --------   --------   --------   --------   --------   -------
                                                                       (IN THOUSANDS)
Reported Income Before Extraordinary
  Charge.....................................  $285,950   $205,893   $442,343   $278,348   $184,897   $117,217   $17,737
Add Back: Goodwill Amortization, Net of
  Related Tax Benefit........................        --      5,967     13,416      5,460      3,048        966        --
                                               --------   --------   --------   --------   --------   --------   -------
Adjusted Income Before Extraordinary
  Charge.....................................   285,950    211,860    455,759    283,808    187,945    118,183    17,737
Extraordinary Charge.........................        --         --         --         --     (2,595)   (13,611)       --
                                               --------   --------   --------   --------   --------   --------   -------
Adjusted Net Income..........................  $285,950   $211,860   $455,759   $283,808   $185,350   $104,572   $17,737
                                               ========   ========   ========   ========   ========   ========   =======
Reported Diluted Limited Partners' Net Income
  per Unit...................................  $   0.95   $   0.80   $   1.56   $   1.34   $   1.29   $   0.87   $  0.51
                                               ========   ========   ========   ========   ========   ========   =======
Diluted Limited Partners' Net Income per
  Unit, as Adjusted..........................  $   0.95   $   0.84   $   1.65   $   1.38   $   1.32   $   0.88   $  0.51
                                               ========   ========   ========   ========   ========   ========   =======

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The historical ratios of earnings to fixed charges of us and our consolidated subsidiaries for the periods indicated are as follows:

     SIX MONTHS         YEAR ENDED DECEMBER 31,
        ENDED       --------------------------------
    JUNE 30, 2002   2001   2000   1999   1998   1997
    -------------   ----   ----   ----   ----   ----
        4.34        3.56   3.82   4.36   3.63   2.65

     In all cases, earnings are determined by adding:

     - income before income taxes, extraordinary items, equity income and minority interest; plus

     - fixed charges, amortization of capitalized interest and distributed income of equity investees; less

     - capitalized interest.

     In all cases, fixed charges include:

     - interest, including capitalized interest; plus

     - amortization of debt issuance costs; plus

     - the estimated interest portion of rental expenses.

                                 CAPITALIZATION

     The following table sets forth our historical consolidated capitalization as of June 30, 2002, and our consolidated capitalization as adjusted to give effect to:

     - the issuance and sale on August 6, 2002 of 12,478,900 limited partner interests we call i-units to Kinder Morgan Management and the use of the net proceeds from that sale to retire short-term debt, and

     - our receipt and use of the net proceeds from the sale of the original notes to retire commercial paper debt.

See "Use of Proceeds." You should read this table in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and our historical financial statements and notes thereto that are incorporated by reference in this prospectus.

                                                              HISTORICAL
                                                               JUNE 30,
                                                                 2002      AS ADJUSTED
                                                              ----------   -----------
                                                                    (UNAUDITED)
                                                               (THOUSANDS OF DOLLARS)
Cash and cash equivalents...................................  $   32,041   $   32,041
                                                              ==========   ==========
Notes payable and current maturities of long-term debt......  $  802,446   $       --
                                                              ----------   ----------
Long-term debt
  Kinder Morgan Energy Partners, L.P.:
    Credit facilities.......................................  $       --   $       --
    6.3% notes due 2009.....................................     249,458      249,458
    8% notes due 2005.......................................     199,776      199,776
    7.5% notes due 2010.....................................     248,681      248,681
    6.75% notes due 2011....................................     698,210      698,210
    7.125% notes due 2012...................................     447,968      447,968
    7.75% notes due 2032....................................     298,491      298,491
    7.40% notes due 2031....................................     299,278      299,278
    Other (market value of interest rate swaps).............      33,672       33,672
    Short-term debt expected to be refinanced...............     276,300        4,122
    5.35% notes due 2007....................................          --      249,830
    7.30% notes due 2033....................................          --      499,056
  Subsidiaries:
    Industrial revenue and economic development bonds due
     2004 (Kinder Morgan Liquids Terminals L.L.C.)..........      87,930       87,930
    Notes due 2008 (Central Florida Pipeline L.L.C.)........      30,000       30,000
    First mortgage notes (SFPP, L.P.).......................      37,057       37,057
    New Jersey economic development bonds due 2018 (Kinder
     Morgan Liquids Terminals L.L.C.).......................      25,000       25,000
    Tax exempt bonds due 2024 (Kinder Morgan Operating L.P.
     "B")...................................................      23,700       23,700
    Plaquemines, Louisiana Port development bonds due 2006
     (International Marine Terminals).......................      40,000       40,000
    Other...................................................       1,889        1,889
                                                              ----------   ----------
        Total long-term debt................................  $2,997,410   $3,474,118
                                                              ----------   ----------
Minority interest(1)........................................  $   39,010   $   42,363
                                                              ----------   ----------
Partners' capital
    Common units, 129,922,218 units issued and
     outstanding(2).........................................  $1,871,905   $1,871,905
    Class B units, 5,313,400 units issued and outstanding...     124,768      124,768
    i-units, 31,617,905 issued and outstanding before the
     August 6 sale, and 44,096,805 issued and outstanding
     after the August 6 sale(2).............................   1,049,854    1,378,413
    General partner.........................................      64,377       64,377
    Accumulated other comprehensive income (loss)...........     (30,858)     (30,858)
                                                              ----------   ----------
          Total partners' capital...........................  $3,080,046   $3,408,605
                                                              ----------   ----------
Total capitalization........................................  $6,918,912   $6,925,086
                                                              ==========   ==========

---------------
(1) The change in minority interest results from the capital contribution by our general partner in connection with the issuance and sale of the i-units as required by the partnership agreement.

(2) The unit numbers do not include:

    - the 265,500 common units issuable, subject to vesting, upon exercise of options granted by us and outstanding on June 30, 2002; and

    - the effect of exercises of common unit options, since no common units have been issued upon exercise of options since June 30, 2002.

                              DESCRIPTION OF NOTES

GENERAL

     The original notes were issued, and the exchange notes will be issued, under an indenture dated as of August 19, 2002. The indenture is a contract between us and Wachovia Bank, National Association, which acts as trustee. The indenture and the notes contain the full legal text of the matters described in this section. The indenture and the notes are governed by New York law. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     The following description of the material provisions of the notes and the indenture is a summary only. Because this section is a summary, it does not describe every aspect of those documents. You should read the indenture because it, and not this summary, controls your rights as a holder of beneficial interests in the notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms referenced in this prospectus. The summary contains references to the described sections of the indenture.

PRINCIPAL AND MATURITY

     The notes are unsecured obligations of Kinder Morgan Energy Partners. Although only $250 million aggregate principal amount of the 5.35% notes and $500 million aggregate principal amount of the 7.30% notes were originally issued, so long as no Event of Default under the indenture has occurred and is continuing, we may issue and sell additional notes of either or both series and with the same terms, without the consent of holders of either series of the notes. Any additional notes of a series, together with these notes of that series, will constitute a single series of notes under the indenture. The 5.35% notes will mature on August 15, 2007 and the 7.30% notes will mature on August 15, 2033, unless sooner redeemed. The notes are not entitled to the benefits of a sinking fund.

     All of the notes of each series are held initially in the form of one or more global notes. See "Book-Entry, Delivery and Form" for a general description of the global notes.

INTEREST

     The notes bear interest from August 19, 2002 at the annual rates set forth on the cover page of this prospectus, payable semi-annually in arrears on February 15 and August 15 of each year to noteholders in whose name the notes are registered at the close of business on February 1 or August 1 (whether or not a business day) preceding the applicable interest payment date. We refer to each of those days as an interest payment date. If an interest payment date or a redemption date occurs on a date which is not a business day, payment will be made on the next business day and no additional interest will accrue. Interest payments shall commence on February 15, 2003.

     Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

RANKING

     The notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Holders of the notes will generally have a junior position to claims of creditors and holders of preferred securities of our subsidiaries who do not become guarantors. Currently, none of our subsidiaries are guarantors, even though some of them have long-term debt. See "Capitalization."

     The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

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

OPTIONAL REDEMPTION

     The notes of each series are redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days notice mailed to each holder of notes of that series to be redeemed at the holder's address appearing in the note register, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, plus a make-whole premium, if any. In no event will the redemption price ever be less than 100% of the principal amount of the notes being redeemed plus accrued interest to the redemption date.

     The amount of the make-whole premium on any note, or portion of a note, to be redeemed will be equal to the excess, if any, of:

          (1) the sum of the present values, calculated as of the redemption date, of:

           - each interest payment that, but for the redemption, would have been payable on the note, or portion of a note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date; and

           - the principal amount that, but for the redemption, would have been payable at the stated maturity of the note, or portion of a note, being redeemed;

          over

          (2) the principal amount of the note, or portion of a note, being redeemed.

     The present value of interest and principal payments referred to in clause
(1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 0.20% in the case of the 5.35% notes and 0.30% in the case of the 7.30% notes.

     The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. It could be one of the initial purchasers. If we fail to make that appointment at least 30 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make the calculation, the financial institution named in the notes will make the calculation. If the financial institution named in the notes is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the trustee will make the calculation.

     For purposes of determining the make-whole premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the notes of the applicable series to be redeemed, calculated to the nearer 1/12 of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

     The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term of the series to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term of the series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the
H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

     If less than all of the notes of a series are to be redeemed, the trustee will select the notes to be redeemed by a method that the trustee deems fair and appropriate. The trustee may select for redemption notes and portions of notes in amounts of $1,000 or whole multiples of $1,000.

SAME DAY SETTLEMENT

     The original notes trade in, and the exchange notes will trade in, The Depository Trust Company's settlement system until maturity. As a result, The Depository Trust Company will require secondary trading activity in the notes to be settled in immediately available funds. So long as the notes continue to trade in The Depository Trust Company's settlement system, all payments of principal and interest on the global notes will be made by us in immediately available funds.

CERTAIN COVENANTS

LIMITATIONS ON LIENS

     The indenture provides that we will not, nor will we permit any subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of capital stock of any subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any of our debt or debt of any other person, other than the notes issued under the indenture, without making effective provision for all of the notes outstanding under the indenture to be secured equally and ratably with, or prior to, that debt so long as that debt is so secured.

     Principal Property means, whether owned or leased on the date of the indenture or thereafter acquired:

     - any pipeline assets of ours or any subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States of America or any territory or political subdivision thereof; and

     - any processing or manufacturing plant or terminal owned or leased by us or any subsidiary that is located in the United States or any territory or political subdivision thereof,

except, in the case of either of the foregoing clauses:

          (1) any of those assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles; and

          (2) any of those assets, plants or terminals which, in the opinion of the board of directors of Kinder Morgan Management, LLC, the delegate of Kinder Morgan G.P., Inc., our general partner, is not material in relation to our activities or those of our subsidiaries, taken as a whole.

     There is excluded from this restriction:

          (1) Permitted Liens, as defined below;

          (2) any lien upon any property or assets created at the time of acquisition of that property or assets by us or any subsidiary or within one year after that time to secure all or a portion of the purchase price for that property or assets or debt incurred to finance the purchase price, whether that debt was incurred prior to, at the time of or within one year after the date of the acquisition;

          (3) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of the construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4) any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any subsidiary; provided, however, that the lien only encumbers the property or assets so acquired;

          (5) any lien upon any property or assets of an entity existing thereon at the time that entity becomes a subsidiary by acquisition, merger or otherwise; provided, however, that the lien only encumbers the property or assets of that entity at the time it becomes a subsidiary;

          (6) any lien upon any property or assets of ours or any subsidiary in existence on the date the notes are first issued or provided for pursuant to agreements existing on that date;

          (7) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable subsidiary have not exhausted our appellate rights;

          (8) any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7) above; provided, however, that any extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our subsidiaries, including any premium, incurred in connection with any extension, renewal, refinancing, refunding or replacement; or

          (9) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of ours or any subsidiary.

     Notwithstanding the foregoing, under the indenture, we may, and may permit any subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure debt of ours or any person, other than the notes, that is not excepted by clauses (1) through (9) above, without securing the notes issued under the indenture; provided that the aggregate principal amount of all debt then outstanding secured by that lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1006)

     Permitted Liens means:

          (1) liens upon rights-of-way for pipeline purposes;

          (2) any statutory or governmental lien or lien arising by operation of law, or any mechanic's, repairman's, materialman's, supplier's, carrier's, landlord's, warehouseman's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

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

          (3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4) liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith;

          (5) liens of, or to secure performance of, leases, other than capital leases;

          (6) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7) any lien upon property or assets acquired or sold by us or any subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9) any lien in favor of us or any subsidiary;

          (10) any lien in favor of the United States of America or any state of the United States, or any department, agency or instrumentality or political subdivision of the United States of America or any state of the United States, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by us or any subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to the lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing debt of ours or any subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding notes under the indenture in connection with the refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding notes under the indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any subsidiary in connection therewith;

          (13) liens in favor of any person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

     Consolidated Net Tangible Assets means, at any date of determination, the total amount of assets after deducting:

     - all current liabilities, excluding:

      - any current liabilities that by their terms are extendable or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed; and

      - current maturities of long-term debt; and

     - the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

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

all as set forth, or on a pro forma basis as would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

RESTRICTION ON SALE-LEASEBACKS

     The indenture provides that we will not, and will not permit any of our subsidiaries to, engage in the sale or transfer by us or any subsidiary of any Principal Property to a person, other than us or a subsidiary, and the taking back by us or any subsidiary, as the case may be, of a lease of the Principal Property, which we call a Sale-Leaseback Transaction, unless:

          (1) the Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on the Principal Property, whichever is later;

          (2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3) we or a subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from the Sale-Leaseback Transaction without equally and ratably securing the notes; or

          (4) we or a subsidiary, within a one-year period after the Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from the Sale-Leaseback Transaction to:

        - the prepayment, repayment, redemption, reduction or retirement of any of our debt or debt of any subsidiary that is not subordinated to the notes; or

        - the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our subsidiaries.

     Attributable Indebtedness, when used with respect to any to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in the transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale-Leaseback Transaction, including any period for which the lease has been extended; provided that the rental payments shall include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, the amount shall be the lesser of the amount determined assuming termination upon the first date the lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no termination.

     Notwithstanding the foregoing, the indenture provides that we may, and may permit any subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph above, provided that the Attributable Indebtedness from the Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding debt, other than the notes, secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of the Consolidated Net Tangible Assets. (Section 1007)

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

POTENTIAL GUARANTY OF NOTES BY SUBSIDIARIES

     We are a holding company that conducts all of our operations through our subsidiaries. Initially, none of our subsidiaries will guarantee the notes. However, if our subsidiaries become guarantors or co-obligors of our Funded Debt, as defined below, then those subsidiaries will be required by the indenture to fully and unconditionally guarantee, as "guarantors," our payment obligations on the notes. In particular, the indenture will require those subsidiaries who become guarantors or borrowers under our bank credit agreement to equally guarantee the notes.

     However, SFPP, L.P., the subsidiary that owns our Pacific operations, currently has debt agreements that prohibit it from becoming a guarantor of any of our debt. As a result, SFPP, L.P. will not become a guarantor, and your claims will be subordinated to those of any creditors of SFPP, L.P. On June 30, 2002, SFPP, L.P. had approximately $79.5 million of outstanding debt to non-affiliates.

     In the indenture, the term subsidiary means, with respect to any person:

     - any entity of which more than 50% of the total voting power of the equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof; or

     - any partnership of which more than 50% of the partners' equity interests, considering all partners' equity interests as a single class, is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or combination thereof.

       Funded Debt means all debt:

      - maturing one year or more from the date of its creation;

      - directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to the debt, to a date one year or more from the date of its creation; or

      - under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

ADDITION AND RELEASE OF GUARANTEES

     The indenture provides that if any of our subsidiaries is a guarantor or obligor of any of our Funded Debt at any time on or subsequent to the date on which the notes are originally issued, including, without limitation, following any release of the subsidiary from its guarantee as described below, then we will cause the notes to be equally and ratably guaranteed by that subsidiary. Under the terms of the indenture, a guarantor may be released from its guarantee if the guarantor is not a guarantor or obligor of any of our Funded Debt, provided that no default or Event of Default under the indenture has occurred or is continuing. (Sections 1401 and 1402)

     Each of the guarantees would be an unsecured obligation of a guarantor and would rank equally with that guarantor's guarantee, if any, under our bank credit agreement and existing and future unsecured debt that is not expressly subordinated to its guarantee.

     Each guarantor would be obligated under its guarantee only up to an amount that would not constitute a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

CONSOLIDATION, MERGER OR ASSET SALE

     The indenture generally allows us to consolidate or merge with a domestic partnership or corporation. It also allows us to sell, lease or transfer all or substantially all of our property and assets to a domestic partnership or corporation. If this happens, the remaining or acquiring partnership or corporation must assume all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the notes and performance of the covenants in the indenture.
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

     However, we will consolidate or merge only with or into any other partnership, corporation or other entity or sell, lease or transfer all or substantially all of our assets according to the terms and conditions of the indenture, which include the following requirements:

     - the remaining or acquiring partnership or corporation is organized under the laws of the United States, any state or the District of Columbia;

     - the remaining or acquiring partnership or corporation assumes our obligations under the indenture; and

     - immediately after giving effect to the transaction no Event of Default, as defined below, exists.

     The remaining or acquiring partnership or corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the notes. If we lease all or substantially all of our assets, we will not be released from our obligations under the indenture. (Sections 801 and 802)

     If, at any time, any of our subsidiaries are required to guaranty the notes, the restriction on our ability to consolidate or merge and to sell, lease or transfer all or substantially all of our property and assets also will apply to that subsidiary.

NOTES EFFECTIVELY SUBORDINATED TO DEBT OF NON-GUARANTOR SUBSIDIARIES

     Holders of notes will effectively have a junior position to claims of creditors and holders of preferred securities of our subsidiaries who are not guarantors. Currently, none of our subsidiaries are guarantors, even though some of them have long-term debt. See "Capitalization." This debt and any future debt of our subsidiaries who are not guarantors effectively will be senior to the notes.

MODIFICATION OF THE INDENTURE

     Under the indenture, generally we and the trustee may modify our rights and obligations, any guarantors' rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, for either series of notes is effective against any holder without its consent. In addition, we and the trustee may amend the indenture without the consent of any holder of the notes to make certain technical changes, such as:

     - amending the indenture to reopen the applicable series represented by the notes and issue additional notes of that series having the same terms;

     - correcting errors;

     - providing for a successor trustee; or

     - qualifying the indenture under the Trust Indenture Act. (Sections 901 and
       902)

EVENTS OF DEFAULT AND REMEDIES

     In the indenture, Event of Default will mean with respect to a series of notes any of the following:

     - failure to pay the principal of or any premium on any note of that series when due;

     - failure to pay interest on any note of that series for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice; or

     - our bankruptcy, insolvency or reorganization. (Section 501)

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

     An Event of Default for a particular series of notes will not necessarily constitute an event of default for any other series or under our other indebtedness or vice versa. The trustee may withhold notice to the holders of notes of any default, except in the payment of principal or interest on such series, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

     If an Event of Default with respect to a series of notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of that series of notes may declare the entire principal of all that series of notes and accrued but unpaid interest to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the notes of that series can void the declaration. (Section 502)

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of any series of notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for the notes of that series. (Section 512)

MINIMUM DENOMINATIONS

     The notes will be issued in registered form in amounts of $1,000 each or multiples of $1,000.

NO PERSONAL LIABILITY OF KINDER MORGAN MANAGEMENT, LLC AND DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     Kinder Morgan Management, LLC, the delegate of our general partner, and the respective directors, officers, employees and shareholders of Kinder Morgan Management and of our general partner will not have any liability for our obligations under the indenture or the notes. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

DISCHARGING OUR OBLIGATIONS

     We and the guarantors, if any, may choose either to discharge our obligations on the notes of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the notes of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the notes of the series. If we choose this legal defeasance option, the holders of the notes of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes, conversion or exchange of notes and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the notes of the series discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended.

THE TRUSTEE

     Wachovia Bank, National Association, 12 East 49th Street, 37th Floor, New York, New York 10017 is initially named to act as trustee under the indenture.

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

     The trustee may resign or be removed by us with respect to the notes and a successor trustee may be appointed to act with respect to the notes. The holders of a majority in aggregate principal amount of the notes may remove the trustee. (Section 610)

LIMITATIONS ON TRUSTEE IF IT IS A CREDITOR OF KINDER MORGAN ENERGY PARTNERS

     The indenture contains certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

ANNUAL TRUSTEE REPORT TO HOLDERS OF NOTES

     The trustee is required to submit an annual report to the holders of the notes regarding, among other things, the trustee's eligibility to so serve, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the notes.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO TRUSTEE

     The indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all applicable conditions precedent to the action. (Section 102)

                         BOOK-ENTRY, DELIVERY AND FORM

     Generally, the notes of a series will be issued in the form of global notes registered in the name of The Depository Trust Company or its nominee.

     Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. Payment of the principal of and interest on certificated notes is subject to the indenture and will be made at the corporate trust office of the trustee or such other office or agency as may be designated by it for such purpose in New York City. Payment of interest on certificated notes will be made to the person in whose name such note is registered at the close of business on the applicable record date. All other terms of the certificated notes are governed by the indenture.

     Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Initially, the trustee will act as paying agent and registrar for the notes.

DEPOSITARY PROCEDURES

     DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     Pursuant to DTC's procedures, (a) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of global notes and (b) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof
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

will be effected only through, records maintained by DTC (with respect to participants) or by participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interest. For certain other restrictions on the transferability of the notes, see "-- Certificated Notes."

     Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments of principal and premium and liquidated damages, if any, and interest and for any and all other purposes whatsoever. Payments in respect of the principal and premium and liquidated damages, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Consequently, none of us, the trustee nor any of our agents or the trustee's agents has or will have any responsibility or liability for (a) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes or (b) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC's current practices for payments of principal, interest, liquidated damages and the like with respect to securities such as the notes are to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     The global notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a participant will be effected in accordance with the procedures of such participant but generally will settle in immediately available funds.

     DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such participant or participants has or have given direction. However, if there is an event of default under the notes, DTC reserves the right to exchange global notes (without the direction of one or more of its participants) for notes in certificated form, and to distribute such certificated forms of notes to its participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee shall have any responsibility for the performance by DTC or its participants and indirect participants of their respective obligations under the rules and procedures governing any of their operations.

     Certificated Notes. Subject to certain conditions, any person having a beneficial interest in the global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if

     - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days,

     - we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in the form of certificated notes under the indenture, or

     - DTC will not continue to hold the book-entry interests related to the global notes or is no longer a clearing agency registered under the Exchange Act and we do not replace DTC within 120 days,

then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and DTC identify as being the beneficial owner of the related notes.

     Neither we nor the trustee will be liable for any delay by the Global Note holder or DTC in identifying the beneficial owners of notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or DTC for all purposes.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and reflects the opinion provided by Bracewell & Patterson, L.L.P., our counsel as to these matters. This discussion is for general information only and does not address all aspects of federal income taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it address the federal income tax consequences which may be relevant to certain types of investors subject to special treatment under the federal income tax laws, such as certain financial institutions, insurance companies, tax-exempt entities, broker-dealers, and taxpayers subject to the alternative minimum tax. In addition, this discussion does not discuss any aspects of state, local, or foreign tax laws. This discussion assumes that investors will hold their notes as "capital assets" (generally, property held for investment), within the meaning of Section 1221 of the Internal Revenue Code, and not as part of an integrated investment, such as a hedge, straddle or conversion transaction.

     No ruling from the Internal Revenue Service (the "IRS") will be requested with respect to any of the matters discussed herein. There can be no assurance that the IRS will not take different positions concerning the matters discussed below and that such positions would not be sustained. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

     This discussion is based on the provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder, judicial authority interpreting the Internal Revenue Code, and current administrative rulings and pronouncements of the IRS now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be retroactively applied in a manner that could result in federal income tax consequences different from those discussed below and could adversely affect a holder of notes.

EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES

     The exchange of original notes for exchange notes of the same series should not constitute a significant modification of the terms of the original notes, and, accordingly, will not be treated as a taxable exchange for United States federal income tax purposes. Consequently, no gain or loss will be recognized by holders of original notes upon receipt of the exchange notes of the same series. A holder will have the same adjusted basis in an exchange note as the holder had in the original note exchanged therefor. In addition, a holder's holding period for an exchange note will include the holding period for the original note exchanged therefor.

     The remaining summary of federal income considerations relates to owning and disposing of exchange notes, and also applies to holders of original notes who do not accept the exchange offer.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a holder of a note that is for United States federal income tax purposes

     - an individual citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,

     - an estate the income of which is subject to United States federal income taxation regardless of source, or

     - a trust that has validly elected to be treated as a United States person or whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     Stated Interest. Stated interest on the notes generally will be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     Amortizable Bond Premium. If a United States Holder purchases a note for an amount that is greater than the sum of all payments payable on the note after the purchase date, other than qualified stated interest, such United States Holder will be considered to have purchased such note at a premium. A United States Holder may elect to amortize such bond premium over the remaining term of such note (or if it results in a smaller amount of amortizable bond premium, until an earlier call date, and in such case by reference to the amount payable on that date).

     If bond premium is amortized, the amount of interest on the note included in the United States Holder's income for each accrual period ending on an interest payment date or on the stated maturity of the note, as the case may be, will be reduced by a portion of the bond premium allocable to such accrual period based on the note's yield to maturity (or earlier call date, if reference to such call date produces a smaller amount of amortizable bond premium). If the amortizable bond premium allocable to such accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the United States Holder's prior inclusion in income of interest payments on the note. Any excess above such prior interest inclusions is generally carried forward to the next accrual period. A United States Holder who elects to amortize bond premium must reduce such United States Holder's tax basis in the notes as described under "-- Disposition of Notes." If such an election to amortize bond premium is not made, a United States Holder must include the full amount of each interest payment on the note in income in accordance with its regular method of accounting and will receive a tax benefit from the bond premium only in computing such United States Holder's gain or loss upon disposition of the note.

     An election to amortize bond premium will apply to all taxable debt obligations then held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder should consult with its tax advisor with respect to the general applicability of the amortizable bond premium rules and whether it should make an election under these rules.

     Market Discount. If a United States Holder purchases a note for an amount that is less than its stated redemption price at maturity (i.e., the sum of all payments on the note other than stated interest payments), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a de minimis amount as specified by the Internal Revenue Code. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

     The notes provide for optional redemption, in whole or in part, prior to maturity. If the notes are redeemed, a United States Holder generally will be required to include in gross income as ordinary income the portion of the gain recognized on the redemption attributable to accrued market discount, if any.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the notes, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a note may elect to include market discount in income currently as it accrues (under either a ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder of notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of instruments, and with respect to the deferral of interest deductions incurred or maintained to purchase or carry such notes, would not apply.

     Disposition of Notes. Upon the sale, exchange, retirement, redemption or other disposition of a note, a United States Holder will recognize taxable gain or loss equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor (except to the extent such amount is attributable to accrued but unpaid interest, which amount will generally be taxable as ordinary income) and (2) the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note will generally equal the United States Holder's purchase price for such note, increased by any market discount previously included in income by the United States Holder and decreased by any principal payments received by the United States Holder, and any amortizable bond premium deducted over the term of the note. Any gain or loss recognized on the sale, exchange, retirement or other disposition of a note will generally be capital gain or loss (except to the extent of any accrued market discount). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deduction of capital losses is subject to certain limitations. A United States Holder should consult such United States Holder's tax advisor regarding the treatment of capital gains or losses.

     Backup Withholding. Certain non-corporate United States Holders of notes may be subject to backup withholding at the rate of 30% with respect to interest payments on the notes and cash payments received in certain circumstances upon the disposition of such notes. Generally, backup withholding is applied only when the taxpayer

     - fails to furnish or certify its correct taxpayer identification number to the payor in the manner required,

     - is notified by the IRS that it has failed to report payments of interest and dividends properly, or

     - under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a United States Holder's United States federal income tax liability, provided that such United States Holder furnished the required information to the IRS.

     Further, failure to provide the information required on a Substitute Form W-9 may subject the tendering United States Holder, or other payee, to a penalty of $50 imposed by the IRS as well as backup withholding at the 30% rate.

UNITED STATES FEDERAL INCOME TAXATION OF NON-UNITED STATES HOLDERS

     This section discusses certain special rules applicable to a holder of notes that is a Non-United States Holder. For purposes of this discussion, a "Non-United States Holder" means a holder of notes that is not a United States Holder.

     Receipt of Stated Interest by Non-United States Holder. Subject to the discussion below under "-- Information Reporting Backup Withholding," with respect to any Non-United States Holder of the notes, no United States federal withholding tax under Sections 1441 and 1442 of the Internal Revenue Code will be imposed with respect to any payment of principal, premium, if any, or interest on a note owned by a Non-United States Holder (the "Portfolio Interest Exception") provided that

     - the Non-United States Holder or the Financial Institution holding the note on behalf of the Non-United States holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP or IRS Form W-8IMY, as applicable (an "Owner's Statement") to us, or to the person who would otherwise be required to withhold tax, certifying under penalties of perjury, that such Non-United States Holder is not a United States person and providing the name and address of the Non-United States Holder,

     - such interest is treated as not effectively connected with the Non-United States Holder's United States trade or business,

     - such interest payments are not made to a Non-United States Holder within a foreign country that the IRS has listed on a list of countries as having provisions deemed inadequate to prevent United States tax evasion,

     - interest payable with respect to the notes is not contingent interest within the meaning of Section 871(h)(4) of the Internal Revenue Code,

     - such Non-United States Holder does not actually or constructively own ten percent or more of the total combined voting power of all classes of our stock entitled to vote,

     - such Non-United States Holder is not a controlled foreign corporation with the meaning of Section 957 of the Internal Revenue Code that is related to us, within the meaning of Section 864(d)(4) of the Internal Revenue Code, and

     - such Non-United States Holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Internal Revenue Code.

As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

     A Non-United States Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of thirty percent (30%) (or lower applicable treaty rate) on interest payments. However, a Non-United States Holder will not be subject to the thirty percent (30%) withholding tax if such Non-United States Holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the provisions of a tax treaty, or a properly executed IRS Form W-8ECI (or substitute form) stating that the interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and if the interest on a note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if the holder were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to thirty percent (30%), or applicable lower tax treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such foreign corporation's effectively connected earnings and profits.

     Gain on Disposition of Notes. In general, a Non-United States Holder will not be subject to United States federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of a note unless such Non-United States Holder is an individual present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other requirements are met, or unless the gain is effectively connected with the conduct of a United States trade or business. In the latter event, Non-United States Holders generally will be subject to United States federal income tax with respect to such gain at regular rates applicable to United States taxpayers. Additionally, in such event, Non-United States Holders that are corporations could be subject to a branch profits tax on such gain.

     Information Reporting and Backup Withholding. Under certain circumstances, the Internal Revenue Code requires "information reporting" annually to the IRS and to each holder of notes, and "backup withholding" at a rate of 30% with respect to certain payments made on or with respect to the notes. Backup withholding generally does not apply with respect to certain holders of notes, including corporations.

     A Non-United States Holder that provides an IRS Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY, together will all appropriate attachments, signed under penalties of perjury, identifying the Non-United States Holder and stating that the Non-United States Holder is not a United States person for United States federal income tax purposes, will not be subject to IRS reporting requirements and United States backup withholding. IRS Forms W-8BEN will generally be required from the beneficial owners of interests in a Non-United States Holder that is treated as a partnership for United States federal income tax purposes.

     The payment of proceeds on the disposition of a note to or through the United States office of a broker generally will be subject to information reporting and backup withholding at a rate of 30% unless the Non-United States Holder either certifies its status as a Non-United States Holder under penalties of perjury on IRS Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a note by a Non-United States Holder to or through a non-United States office of a non-United States broker will not be subject to backup withholding or information reporting unless the non-United States broker is a "United States related person" (as defined below). The payment of proceeds on the disposition of a note by a Non-United States Holder to or through a non-United States office of a United States broker or a United States related person generally will not be subject to backup withholding but will be subject to information reporting unless the Non-United States Holder certifies its status as a Non-United States Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-United States Holder's foreign status and the broker has no actual knowledge to the contrary.

     For this purpose, a "United States related person" is

     - a "controlled foreign corporation" as specifically defined for United States federal income tax purposes,

     - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business, or

     - a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a United States trade or business.

     Backup withholding is not an additional tax and may be refunded (or credited against the Non-United States Holder's United States federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

                         VALIDITY OF THE EXCHANGE NOTES

     The validity of the exchange notes being offered hereby will be passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements of Kinder Morgan Energy Partners, L.P. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of Kinder Morgan G.P., Inc. incorporated in this prospectus by reference to our Current Report on Form 8-K dated March 11, 2002 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC.

     The SEC allows us to "incorporate by reference" the information we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference in this prospectus the following documents:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; and

     - Current Reports on Form 8-K dated March 11, 2002, March 15, 2002, June 19, 2002, July 23, 2002 and August 26, 2002.

     We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the completion of the exchange offers.

     Should you want more information regarding Kinder Morgan, Inc. or Kinder Morgan Management, LLC, please refer to the annual, quarterly and special reports and proxy statements, as applicable, filed with the SEC regarding those entities.

     You may read and copy any document we file with the SEC at the SEC's public reference room located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC's Web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units are listed.

     We will provide a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference in these documents without charge, by request directed to us at the following address and telephone number:

        Kinder Morgan Energy Partners, L.P.
        Investor Relations Department
        One Allen Center, Suite 1000
        500 Dallas Street
        Houston, Texas 77002
        (713) 369-9000

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

                    INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

     - price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, coal and other bulk materials in the United States; economic activity, weather, alternative energy sources, conservation and technological advances may affect price trends and demand;

     - changes in our tariff rates implemented by the Federal Energy Regulatory Commission or the California Public Utilities Commission;

     - our ability to integrate any acquired operations into their respective existing operations;

     - our ability to acquire new businesses and assets and to make expansions to our facilities;

     - difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to our bulk terminals;

     - our ability to successfully identify and close acquisitions and make cost-saving changes in operations;

     - shut-downs or cutbacks at major refineries, petrochemical or chemical plants, utilities, military bases or other businesses that use or supply our services;

     - changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies may adversely affect our business or our ability to compete;

     - our ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts to implement that portion of our business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of our facilities;

     - our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place us at competitive disadvantages compared to our competitors that have less debt or have other adverse consequences;

     - interruptions of electric power supply to facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

     - acts of sabotage, terrorism or other similar acts causing damage greater than our insurance coverage limits;

     - the condition of the capital markets and equity markets in the United States;

     - the political and economic stability of the oil producing nations of the world;

     - national, international, regional and local economic, competitive and regulatory conditions and developments;

     - the ability to achieve cost savings and revenue growth;

     - rates of inflation;

     - interest rates;

     - the pace of deregulation of retail natural gas and electricity;

     - the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products; and

     - the timing and success of business development efforts.

You should not put undue reliance on any forward-looking statements.

     When considering forward-looking statements, please review the risk factors described under "Risk Factors" in this prospectus.

                                                                         ANNEX A

                      KINDER MORGAN ENERGY PARTNERS, L.P.
                             LETTER OF TRANSMITTAL
                                FOR 5.35% NOTES

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                          5.35% SENIOR NOTES DUE 2007

                                       OF

                      KINDER MORGAN ENERGY PARTNERS, L.P.
               PURSUANT TO THE PROSPECTUS DATED OCTOBER 18, 2002

 THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 18, 2002
   UNLESS EXTENDED BY THE PARTNERSHIP IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      WACHOVIA BANK, NATIONAL ASSOCIATION

               By Mail:                            By Facsimile:                             By Hand:
 Wachovia Bank, National Association               (704) 590-7628              Wachovia Bank, National Association
     Customer Information Center                                                   Customer Information Center
 Corporate Trust Operations -- NC1153          Confirm by Telephone:           Corporate Trust Operations -- NC1153
1525 West W.T. Harris Boulevard -- 3C3             (704) 590-7413             1525 West W.T. Harris Boulevard -- 3C3
         Charlotte, NC 28288                                                         Charlotte, NC 28262-1153
        Attention: Marsha Rice                                                        Attention: Marsha Rice

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 5.35% Senior Notes due 2007 (the "Original Notes") of Kinder Morgan Energy Partners, L.P. (the "Partnership") to receive 5.35% Exchange Notes (the "Exchange Notes") if: (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures" in the Prospectus dated October 18, 2002 (the "Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF ORIGINAL NOTES

[ ]  CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution:
                                    --------------------------------------------
     Account Number:
                     -----------------------------------------------------------
     Transaction Code Number:
                              --------------------------------------------------

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s):
                                     -------------------------------------------
     Window Ticker Number (if any):
                                   ---------------------------------------------
     Date of Execution of Notice of Guaranteed Delivery:
                                                        ------------------------
     Name of Eligible Institution that Guaranteed Delivery:
                                                           ---------------------

     List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered herewith. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

-----------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
             NAME(S) AND ADDRESS(ES)
             OF REGISTERED HOLDER(S)                                                 AGGREGATE PRINCIPAL
          (PLEASE FILL IN IF BLANK) SEE                       CERTIFICATE                  AMOUNT          PRINCIPAL AMOUNT
                  INSTRUCTION 3.                              NUMBER(S)*                REPRESENTED**         TENDERED**
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                            TOTAL PRINCIPAL
                                                       AMOUNT OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
  *  Need not be completed by Holders tendering by book-entry transfer.
  ** Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.
-----------------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Kinder Morgan Energy Partners (the "Partnership"), upon the terms and subject to the conditions set forth in its Prospectus dated October 18, 2002 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Partnership, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Partnership) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Partnership, (ii) present such Original Notes for transfer of ownership on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Partnership, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offer -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Original Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Partnership makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Partnership will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Partnership's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Partnership in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Partnership has, or has caused to be, waived such defect) will be deemed to have been accepted by the Partnership if, as and when the Partnership gives oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for purchase by the Partnership, the Partnership will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Partnership, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Partnership. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Partnership, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Partnership has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Partnership does not accept for exchange any of the principal amount of such Original Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    IS AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE PARTNERSHIP OR AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR
    WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE PARTNERSHIP WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          ------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Address
           ---------------------------------------------------------------------
                                 (PLEASE PRINT)

   -----------------------------------------------------------------------------
                                   (ZIP CODE)

   -----------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

          ------------------------------------------------------------
          ------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Address
           ---------------------------------------------------------------------
                                 (PLEASE PRINT)

   -----------------------------------------------------------------------------
                                   (ZIP CODE)

   -----------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

          ------------------------------------------------------------

                                PLEASE SIGN HERE
          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Signature(s) of Registered Holder(s) or Authorized Signatory
                       (See guarantee requirement below)

Dated:
      --------------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                      ----------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number:
                               -------------------------------------------------

Tax Identification or Social Security Number:
                                             -----------------------------------
                  (Complete Accompanying Substitute Form W-9)

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Authorized Signature
                    ------------------------------------------------------------

Name of Firm
            --------------------------------------------------------------------

                               [PLACE SEAL HERE]

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered
(i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Original Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Partnership, or an Agent's Message with respect to guaranteed delivery that is accepted by the Partnership, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Partnership of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Partnership will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Partnership or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Partnership, in whole or in part, at any time and from time to time in the Partnership's sole discretion, in the case of any Original Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 30% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 30% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Partnership has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 30% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. Failure to provide the information required by Form W-8 may subject the tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 30% federal income tax withholding.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9", for additional guidance on which number to report.

-------------------------------------------------------------------------------------------------------------------------------
                                      PAYEE'S NAME:
-------------------------------------------------------------------------------------------------------------------------------
            SUBSTITUTE                PART 1 -- PLEASE PROVIDE YOUR TIN IN THE      Social Security Number(s)
             FORM W-9                 BOX AT THE RIGHT AND CERTIFY BY SIGNING                    or
                                      AND DATING BELOW.                             Employer Identification Number(s)

                                                                                      ------------------------------
                                      -----------------------------------------------------------------------------------------

    DEPARTMENT OF THE TREASURY        PART 2 -- Certifications -- Under penalties of perjury, I certify that:
     INTERNAL REVENUE SERVICE
                                      (1) The number shown on this form is my correct taxpayer identification number (or I
       PAYER'S REQUEST FOR                am waiting for a number to be issued to me) and
     TAXPAYER IDENTIFICATION
          NUMBER ("TIN")              (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
                                          ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      (3) I am a U.S. person (including a U.S. resident alien).

                                      CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
                                      -----------------------------------------------------------------------------------------
                                      Signature ------------------------------      PART 3 --
                                                                                    Awaiting TIN [ ]
                                      Date -----------------------------------
-------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
      PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 30% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                     Date
         -----------------------------------        -----------------

                                                                         ANNEX B

                      KINDER MORGAN ENERGY PARTNERS, L.P.
                             LETTER OF TRANSMITTAL
                                FOR 7.30% NOTES

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                          7.30% SENIOR NOTES DUE 2033

                                       OF

                      KINDER MORGAN ENERGY PARTNERS, L.P.
               PURSUANT TO THE PROSPECTUS DATED OCTOBER 18, 2002

 THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 18, 2002
   UNLESS EXTENDED BY THE PARTNERSHIP IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      WACHOVIA BANK, NATIONAL ASSOCIATION

               By Mail:                            By Facsimile:                             By Hand:
 Wachovia Bank, National Association               (704) 590-7628              Wachovia Bank, National Association
     Customer Information Center                                                   Customer Information Center
 Corporate Trust Operations -- NC1153          Confirm by Telephone:           Corporate Trust Operations -- NC1153
1525 West W.T. Harris Boulevard -- 3C3             (704) 590-7413             1525 West W.T. Harris Boulevard -- 3C3
         Charlotte, NC 28288                                                         Charlotte, NC 28262-1153
        Attention: Marsha Rice                                                        Attention: Marsha Rice

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 7.30% Senior Notes due 2033 (the "Original Notes") of Kinder Morgan Energy Partners, L.P. (the "Partnership") to receive 7.30% Exchange Notes (the "Exchange Notes") if: (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures" in the Prospectus dated October 18, 2002 (the "Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF ORIGINAL NOTES

[ ]  CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution:
                                   ---------------------------------------------
     Account Number:
                    ------------------------------------------------------------
     Transaction Code Number:
                             ---------------------------------------------------

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s):
                                     -------------------------------------------
     Window Ticker Number (if any):
                                   ---------------------------------------------
     Date of Execution of Notice of Guaranteed Delivery:
                                                        ------------------------
     Name of Eligible Institution that Guaranteed Delivery:
                                                           ---------------------

     List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered herewith. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

-----------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
             NAME(S) AND ADDRESS(ES)
             OF REGISTERED HOLDER(S)                                                 AGGREGATE PRINCIPAL
          (PLEASE FILL IN IF BLANK) SEE                       CERTIFICATE                  AMOUNT          PRINCIPAL AMOUNT
                  INSTRUCTION 3.                              NUMBER(S)*                REPRESENTED**         TENDERED**
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                            TOTAL PRINCIPAL
                                                       AMOUNT OF ORIGINAL NOTES
-----------------------------------------------------------------------------------------------------------------------------
  *  Need not be completed by Holders tendering by book-entry transfer.
  ** Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.
-----------------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Kinder Morgan Energy Partners (the "Partnership"), upon the terms and subject to the conditions set forth in its Prospectus dated October 18, 2002 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Partnership, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Partnership) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Partnership, (ii) present such Original Notes for transfer of ownership on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Partnership, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offer -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Original Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Partnership makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Partnership will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Partnership's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Partnership in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Partnership has, or has caused to be, waived such defect) will be deemed to have been accepted by the Partnership if, as and when the Partnership gives oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for purchase by the Partnership, the Partnership will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Partnership, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Partnership. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Partnership, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Partnership has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Partnership does not accept for exchange any of the principal amount of such Original Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    IS AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES
    TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE PARTNERSHIP OR AN AFFILIATE OF THE PARTNERSHIP.

[ ] CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR
    WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE PARTNERSHIP WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          ------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                    (PLEASE PRINT)

   Address
           ---------------------------------------------------------------------
                                     (PLEASE PRINT)

--------------------------------------------------------------------------------
                                   (ZIP CODE)

--------------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

          ------------------------------------------------------------
          ------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

        To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

   Issue:  [ ] Original Notes
           [ ] Exchange Notes

                             (check as applicable)

   Name
        ------------------------------------------------------------------------
                                    (PLEASE PRINT)

   Address
           ---------------------------------------------------------------------
                                     (PLEASE PRINT)

--------------------------------------------------------------------------------
                                   (ZIP CODE)

--------------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

          ------------------------------------------------------------

                                PLEASE SIGN HERE
          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Signature(s) of Registered Holder(s) or Authorized Signatory
                       (See guarantee requirement below)

Dated:
      --------------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                      ----------------------------------------------------------

Address:
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                              (Including Zip Code)

Area Code and Telephone Number:
                               -------------------------------------------------

Tax Identification or Social Security Number:
                                             -----------------------------------
                  (Complete Accompanying Substitute Form W-9)

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Authorized Signature
                    ------------------------------------------------------------

Name of Firm
            --------------------------------------------------------------------

                               [PLACE SEAL HERE]

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered
(i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Original Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original
Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Partnership, or an Agent's Message with respect to guaranteed delivery that is accepted by the Partnership, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Partnership of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Partnership will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Partnership or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Partnership, in whole or in part, at any time and from time to time in the Partnership's sole discretion, in the case of any Original Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 30% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 30% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Partnership has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 30% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. Failure to provide the information required by Form W-8 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 30% federal income tax withholding.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9", for additional guidance on which number to report.

-------------------------------------------------------------------------------------------------------------------------------
                                      PAYEE'S NAME:
-------------------------------------------------------------------------------------------------------------------------------
            SUBSTITUTE                PART 1 -- PLEASE PROVIDE YOUR TIN IN THE      Social Security Number(s)
             FORM W-9                 BOX AT THE RIGHT AND CERTIFY BY SIGNING                    or
                                      AND DATING BELOW.                             Employer Identification Number(s)

                                                                                      ------------------------------
                                      -----------------------------------------------------------------------------------------

    DEPARTMENT OF THE TREASURY        PART 2 -- Certifications -- Under penalties of perjury, I certify that:
     INTERNAL REVENUE SERVICE
                                      (1) The number shown on this form is my correct taxpayer identification number (or I
       PAYER'S REQUEST FOR                am waiting for a number to be issued to me) and
     TAXPAYER IDENTIFICATION
          NUMBER ("TIN")              (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
                                          ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      (3) I am a U.S. person (including a U.S. resident alien).

                                      CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
                                      -----------------------------------------------------------------------------------------
                                      Signature ------------------------------      PART 3 --
                                                                                    Awaiting TIN [ ]
                                      Date -----------------------------------
-------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
      PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 30% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                     Date
         -----------------------------------        -----------------